Exhibit 20.2

MONTHLY STATEMENT

Capital One Master Trust

SERIES 1998-1

Under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, March 23, 2007, July 1, 2007, and as further amended by the First Amendment, dated as of March 1, 2008 (as amended and supplemented, the “Agreement”), among Capital One Bank (USA), National Association, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee (the “Trustee”), Capital One Bank (USA), National Association as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the “Trust”) during the previous month. The information which is required to be prepared with respect to the Distribution Date of April 15, 2008, and with respect to the performance of the Trust during the month March, 2008, is set forth below. Certain information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a “Certificate”). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Agreement.

A)	Information Regarding Distributions to the Class A Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class A Certificateholders on April 15, 2008 per $1,000 Original Principal Amount	1,005.2583333400

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 Original Principal Amount	5.2583333400

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 Original Principal Amount	1,000.0000000000

B)	Class A Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Class A Investor Charge Off’s	$0.00

	2)	The amount of Class A Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class A Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1998-1 Investor Certificateholder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

C)	Information Regarding Distributions to the Class B Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class B Certificateholders on April 15, 2008 per $1,000 Original Principal Amount	5.2966666187

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 Original Principal Amount	5.2966666187

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class B Certificates, per $1,000 Original Principal Amount	0.0000000000

D)	Class B Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Class B Investor Charge Off’s	$0.00

	2)	The amount of Class B Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class B Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1998-1 Investor Certificate holder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

E)	Information Regarding Distributions to the Class C Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)

	1)	The total amount of the distribution to Class C Certificateholders on April 15, 2008 per $1,000 Original Principal Amount	3.0349305797

	2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class C Certificates, per $1,000 Original Principal Amount	3.0349305797

	3)	The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class C Certificates, per $1,000 Original Principal Amount	0.0000000000

F)	Class C Investor Charge Off’s and Reimbursement of Charge Off’s

	1)	The amount of Class C Investor Charge Off’s	$0.00

	2)	The amount of Class C Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

	3)	The total amount reimbursed to the Trust in respect of Class C Investor Charge Off’s	$0.00

	4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1998-1 Investor Certificateholder’s Investment)	0.0000000000

	5)	The amount, if any, by which the outstanding principal balance of the Class C Certificates exceeds the Class C Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

G)	The Available Cash Collateral Amount as of the close of business on the preceding Distribution Date (after givingeffect to any withdrawal from the Collateral Account) was equal to		$9,456,264.78

H)	The Required Cash Collateral Amount as of the close of business on the current Distribution Date, after givingeffect to any withdrawal from the Collateral Account and payments to the Collateral Indebtedness Holder on such Distribution Date, will be equal to		$1,456,264.78